                                                                   Exhibit 10.19

                    SECOND SERIES MASTER INVESTMENT AGREEMENT
                    -----------------------------------------


         THIS SECOND SERIES MASTER INVESTMENT AGREEMENT (this "AGREEMENT") is made by and between BALANCED CARE CORPORATION ("BCC"), BCC DEVELOPMENT AND MANAGEMENT CO. ("DEVELOPER"), a Delaware corporation, C&G HEALTHCARE AT PENSACOLA, L.L.C., C&G HEALTHCARE AT TALLAHASSEE, L.L.C., C&G HEALTHCARE AT HAGERSTOWN, L.L.C., C&G HEALTHCARE AT JOHNSON CITY, L.L.C., and C&G HEALTHCARE AT TEAY'S VALLEY, L.L.C. (such Delaware limited liability companies being hereinafter individually referred to as a "Tenant" and collectively as "TENANTS"), and NATIONWIDE HEALTH PROPERTIES, INC., a Maryland corporation ("NHP").

                                    RECITALS:

         A. NHP, Tenants, Developer, and BCC have agreed to enter into a series of five (5) transactions, as specifically set forth in EXHIBIT "A" attached hereto and included herein for all purposes as though fully set forth (hereinafter individually referred to as a "TRANSACTION" and collectively referred to as the "TRANSACTIONS"), each of which will include the purchase, lease, and development of certain tracts or parcels of real property, together with all improvements thereon, all personal property to be leased therewith, and all appurtenances thereto (hereinafter individually referred to as a "PROPERTY" and collectively referred to as the "PROPERTIES"), with the sum of the aggregate purchase prices and aggregate development fees and costs for the Properties ("NHP'S MAXIMUM INVESTMENT") to be limited to Twenty-Five Million Nine Hundred Thousand and No/100 Dollars ($25,900,000.00).

         B. The Transactions are generally expected to take the following form:
(a) each of the Properties are to be located, identified, and chosen by BCC or its Affiliates (defined below), which will enter into option or purchase agreements (hereinafter individually referred to as a "PURCHASE CONTRACT" and collectively referred to as the "PURCHASE CONTRACTS") by and between various third parties, as seller, and BCC, as buyer; (b) following the exercise of an option or the firm decision by BCC to proceed with a purchase pursuant to a Purchase Contract, BCC will assign all its rights, duties, and obligations under such Purchase Contract to NHP, pursuant to an assignment of purchase contract agreement (the "PURCHASE CONTRACT ASSIGNMENTS"); (c) NHP will purchase the respective Properties upon the terms and conditions set forth in the applicable Purchase Contracts, and any amendments thereto required by NHP; (d) simultaneously with the closing of each Purchase Contract, one of the Tenants will lease from NHP the applicable Property, pursuant to the terms and conditions set forth in a lease and security agreement (hereinafter individually referred to as a "LEASE" and collectively referred to as the "LEASES"), which Leases will typically provide for an initial term of eleven (11) years and for three (3) separate renewal terms of six (6) years each; (e) as additional security for the obligations of Tenants under each respective Lease, BCC will enter into working capital assurance agreements with NHP (the "CAPITAL AGREEMENTS"), whereby BCC agrees to make working capital loans to the applicable Tenant, and as further security, NHP will be a party to deposit pledge agreements (the "DEPOSIT AGREEMENTS") whereby each applicable Tenant pledges a minimum amount of capital as a working capital reserve for its operations; (f) each


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

property will be developed, used, and licensed (by the State in which such Property is located) as an assisted living facility, personal care home, independent living facility, or similar adult care facility (hereinafter individually referred to as a "FACILITY" and collectively referred to as the "FACILITIES"), including (at BCC's option) such ancillary services for independent living, skilled nursing, rehabilitation, or Alzheimer's or dementia care as are permitted by law and may be necessary or incidental thereto; (g) Developer will act as developer of each of the Properties, pursuant to the terms and conditions of development agreements (hereinafter individually referred to as a "DEVELOPMENT AGREEMENT" and collectively referred to as the "DEVELOPMENT AGREEMENTS") to be entered into by and between Developer and NHP, with the aggregate development fees paid to Developer under the Development Agreements being funded out of NHP's Maximum Investment and limited to an amount equal to six and one-half percent (6.5%) of NHP's Maximum Investment; (h) BCC will guarantee the obligations of Developer under each respective Development Agreement and the completion of all improvements contemplated in such Development Agreements, pursuant to a guaranty agreement with NHP (the "DEVELOPMENT GUARANTIES"), (i) each of the Tenants will enter into a management agreement with a newly formed subsidiary of BCC, whereby such BCC subsidiary agrees to manage the respective Facility on behalf of the respective Tenant (such BCC subsidiaries being hereinafter collectively referred to as the "MANAGERS"), (j) BCC will indemnify NHP with respect to possible environmental hazards on each applicable Property by means of environmental indemnification agreements (the "ENVIRONMENTAL INDEMNIFICATIONS"), and (k) NHP will grant rights of first refusal to BCC with respect to any proposed sales of the Properties, by means of right of first refusal agreements ("REFUSAL AGREEMENTS").

         C. BCC, each of the Tenants, and Developer each acknowledges and agrees that this Agreement is given as an inducement to NHP to consummate the Transactions and to enter into the Purchase Contract Assignments, Purchase Contracts, Leases, Capital Agreements, Deposit Agreements, Development Agreements, Development Guaranties, Environmental Indemnifications, and Refusal Agreements, that NHP would not enter into the Purchase Contract Assignments, Purchase Contracts, Leases, Capital Agreements, Deposit Agreements, Development Agreements, Development Guaranties, Environmental Indemnifications, and Refusal Agreements without the execution and delivery by Tenants' Owner, BCC and Developer of this Agreement, that such execution and delivery is a condition precedent to NHP's obligations under the Purchase Contract Assignments, Purchase Contracts, Leases, Capital Agreements, Deposit Agreements, Development Agreements, Development Guaranties, Environmental Indemnifications, and Refusal Agreements, and that the Transactions are each subject to final approval by NHP.

         NOW, THEREFORE, taking the foregoing paragraphs A through C (the "RECITALS") into account, and in consideration of the mutual covenants, agreements, and conditions set forth herein and in the Purchase Contract Assignments, Purchase Contracts, Leases, Capital Agreements, Deposit Agreements, Development Agreements, Development Guaranties, Environmental Indemnifications, and Refusal Agreements, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. DEFINITION OF AFFILIATE. For purposes of any of the Transactions, this





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

agreement, the Purchase Contracts, Purchase Contract Assignments, Leases, Capital Agreements, Deposit Agreements, Development Agreements, Development Guaranties, Environmental Indemnifications, and Refusal Agreements, and any other documents executed by any of the parties hereto, any Tenants or their respective Affiliates (as defined herein) with respect to the Transactions:(a) the term "AFFILIATE" is defined to mean with respect to any person or entity, any other person or entity which controls, is controlled by or is under common control with the first person or entity, and the term "AFFILIATES" is defined to mean any group of such persons or entities; (b) the term "CONTROL" is expressly deemed to include any actual discretion or power to direct the affairs of the controlled person or entity, either directly or through a chain of ownership or control (regardless of actual ownership); (c) a general partner, manager, or managing member of a partnership or limited liability company, and any owner of thirty percent (30%) or more of such general partner or managing member, is expressly deemed to control such partnership or limited liability company; (d) a person or entity owning thirty percent (30%) or more of the common stock of a corporation or thirty percent (30%) or more of the voting interest in any other type of entity, is expressly deemed to control such corporation or other entity;
(e) a trustee of a trust is expressly deemed to control such trust; (f) Tenants and any entity which is an Affiliate of any of the Tenants, are all expressly deemed to be Affiliates of each other, and (g) BCC, Developer, Managers and any entity which is an Affiliate of any of the aforementioned entities in this clause (g) are all expressly deemed to be Affiliates of each other. Notwithstanding the foregoing, the term "Affiliate" shall not include any person or entity that is an equity owner or parent entity of any of the Tenants; provided, however, this exclusion provision shall not exclude BCC, Developer, Manager, or any Tenant as an Affiliate.

         2. CROSS DEFAULT PROVISIONS. BCC, each of the Tenants, and Developer each hereby acknowledges and agrees that a material default by BCC, Developer, any Tenant, or their respective Affiliates under any obligation owed by BCC, Developer, any Tenant, or their respective Affiliates to NHP or any Affiliate of NHP arising under or in connection with the Transactions, including, without limitation, a material default under the Purchase Contract Assignments, Leases, Lease Guaranties, Capital Agreements, Deposit Agreements, Development Agreements, Development Guaranties, Environmental Indemnifications, and Refusal Agreements and any related financing statements, collateral assignments, or security agreements (hereinafter individually referred to as an "OBLIGATION" and collectively referred to in this Agreement as the "OBLIGATIONS"), which default is not cured within any applicable cure period provided in the documentation for such Obligation, shall, in NHP's sole, absolute, and uncontrolled discretion, constitute an event of default for purposes of and under (A) such Obligation, and (B) any or all of the other Obligations under the Transactions.

         3. CROSS RENEWAL PROVISIONS. The Lease or Leases (in the case of Leases with identical effective dates) with the earliest effective date for any of the Transactions entered into by and between NHP, their respective Affiliates and a Tenant are hereinafter sometimes individually referred to as an "INITIAL LEASE" and sometimes collectively referred to as the "INITIAL LEASES". All other Leases (excluding the Initial Leases) and all subleases of such other Leases (not including subleases to residents of Facilities) for any of the Transactions are hereinafter sometimes individually referred to as an "OTHER LEASE" and collectively referred to as the "OTHER LEASES". Any renewal or extension options at any time made a part


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

of any of the Leases for any of the Transactions are hereinafter sometimes individually referred to as a "RENEWAL OPTION" and collectively referred to as the "RENEWAL OPTIONS". BCC, each of the Tenants, and Developer each hereby agrees that: (A) if any Renewal Option under any Initial Lease or any sublease of an Initial Lease is exercised by any person having the legal authority to exercise such Renewal Option (hereinafter referred to as the "EXERCISED RENEWAL OPTION"), then all Specified Renewal Options (defined below) in the other Initial Leases and Other Leases (whether or not previously exercised) for any of the Transactions shall be deemed to have been automatically exercised, without any additional actions being required to be taken by BCC, Developer, any Tenants, NHP, or their respective Affiliates; and (B) if any Renewal Option under any Initial Lease or any sublease of an Initial Lease is not timely exercised by a person having the legal authority to exercise such Renewal Option or has not been automatically deemed exercised pursuant to Section 3(a) hereof (hereinafter referred to as an "UNEXERCISED RENEWAL OPTION"), then all Specified Renewal Options in the other Initial Leases and Other Leases (whether or not previously exercised) and all subsequent Renewal Options contained in any of the Leases for any of the Transactions shall be deemed to have automatically terminated and shall thereupon be null and void. For purposes of this Agreement, and with regard to the Transactions, "SPECIFIED RENEWAL OPTIONS" means all Renewal Options in the other Initial Leases and Other Leases which by their terms may be exercised within three (3) years prior to or following the beginning date of the renewal term of the Initial Lease to which the Exercised Renewal Option or an Unexercised Renewal Option, as applicable, relates. Upon the occurrence of an Exercised Renewal Option, BCC, Developer, each of the Tenants and any of their Affiliates each hereby irrevocably appoints NHP as their true and lawful attorney-in-fact for the sole purpose of executing any documents necessary, advisable or convenient, in NHP's sole discretion, to evidence the exercise of any and all Specified Renewal Options under this Agreement, and, more specifically, they each hereby (AA) authorize NHP to execute on their behalf all documents necessary to exercise any or all of the Specified Renewal Options, (BB) agree this power of attorney shall be irrevocable and uncontestable by the BCC, Developer, any of the Tenants, or their respective Affiliates, successors, or assigns, and (CC) acknowledge and agree this power of attorney is given as security and coupled with an interest.

         4. RENEWAL OPTION CURE PROVISIONS. Notwithstanding anything else in this Agreement to the contrary, in the event of an Unexercised Renewal Option, the Specified Renewal Options in the other Initial Leases and the Other Leases (whether or not previously exercised) for any of the Transactions shall not be deemed to have automatically terminated and shall not thereupon be null and void, until and unless: (A) NHP gives written notice (in the manner required under Section 8 hereof) to BCC and the Tenants of the occurrence of an Unexercised Renewal Option, and (B) NHP does not receive, within ten (10) calendar days from the deemed receipt date of the notice required under Section 4(a) hereof, a written and signed notice (in the manner required under Section 8 hereof) (hereinafter referred to as a "LATE RENEWAL NOTICE") from BCC or the Tenant under the applicable Initial Lease which states that the Tenant under the applicable Initial Lease desires to exercise the Renewal Option to which such Unexercised Renewal Option relates. Nothing in this Section 3 shall be construed as extending the time period set forth in any Initial Lease or Other Lease for exercising a Renewal Option. In the event NHP receives a Late Renewal Notice, then (AA) NHP (as applicable) shall have the option, at its sole discretion, to either renew or not renew


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

any or all Expired Leases, and (BB) all Specified Renewal Options shall be deemed to have been automatically exercised (as otherwise provided in Section 2 hereof). For purposes of this Agreement and with regard to the Transactions, the term "EXPIRED LEASES" means the Initial Lease and all Other Leases for which the otherwise applicable Renewal Option has expired, whether or not the Term (as defined in each Initial Lease or Other Lease) has expired.

         5. BCC PURCHASE OPTION. Provided that (i) all the Leases are still in effect, and (ii) no Event of Default (as defined in the respective Leases and subject to Section 2 hereof) under any of the Leases remains uncured as of (A) BCC's exercise of its option to purchase the Properties pursuant to this Section 5, and (B) the closing date established to consummate the purchase of the Properties pursuant to BCC's exercise of such option, BCC shall have the option to purchase (or cause a BCC Affiliate to purchase) all but not less than all of the Properties upon the following terms and conditions:

                  (a) Not more than thirty (30) days before or after the date which is twelve (12) months prior to the end of the then current Term (as defined in the Initial Leases) of the Initial Leases, BCC may, but is not obligated to, exercise an option to purchase all but not less than all of the Properties by giving NHP written notice thereof;

                  (b) The purchase price for the Properties shall be payable in cash by BCC and shall be equal to the greater of (i) the aggregate fair market value of the Properties on the date of BCC's exercise of its option pursuant to this Section 5 (the "OPTION DATE"), or (ii) the aggregate Landlord's Investment (as defined in each Lease) for all the Leases on the Option Date. If within ten (10) days of the date of BCC's exercise of its option under this Section 5 BCC and NHP are unable to agree on the fair market value of the Properties, such fair market value shall be established by the appraisal process prescribed in each of the Leases with respect to the setting of fair market value for purposes of determining Minimum Rent (as defined in each Lease) for any Renewal Term (as defined in each Lease). Such fair market value must be finally determined no later than ninety (90) calendar days after BCC's exercise of its option under this Section 5 or BCC shall lose its right to purchase the Properties unless the failure to determine value was caused by the willful acts or omissions of NHP;

                  (c) Once the purchase price is established pursuant to the above, NHP, as seller (hereinafter sometimes collectively referred to as "SELLERS"), and BCC and/or its designated Affiliates, as buyer (hereinafter sometimes collectively referred to as "BUYERS"), shall immediately open an escrow to consummate such purchase at a national title company selected by NHP on the following terms: (i) the form of such instructions to be then signed by Sellers and Buyers shall be such title company's standard sale escrow instructions without any representations or warranties and without due diligence or other contingencies in favor of Buyers, (ii) the purchase price shall be payable in cash by Buyers upon the expiration of the then current Term of the Initial Leases (as defined therein), (iii) Buyers shall pay all transaction costs, (iv) at close, Sellers shall deliver title to the Properties subject only to those title exceptions agreed to by NHP and free and clear of any liens created by Sellers (other than liens, Leases, subleases, and related instruments entered into, caused, or created in whole or in part by BCC, Developer, Manager, Buyers, the Tenants, or their respective Affiliates), (v) the sale escrow instructions shall provide for a deposit equal to five percent (5%) of the purchase price and shall provide that the deposit may be retained by Sellers as liquidated damages in the event of any breach by Buyers of the terms of the escrow instructions (provided, however, such liquidated damages shall relate only to Sellers' damages by reason of a breach of the escrow instructions and shall in no way liquidate or limit Sellers' damages by reason of a breach of this Lease), (vi) the escrow shall close on the last day of the then current Term or the Initial Lease, and (vii) the escrow instructions shall otherwise be in form and substance reasonably satisfactory to NHP;

                  (d) If BCC fails to close the escrow for any reason other than a breach by NHP, then NHP shall have the right to extend the then current Term (as defined in each Lease) of each of the Leases for the Transactions for an additional year. The Additional Rent (as defined in each Lease) and Minimum Rent (as defined in each Lease) during such year extension period shall be calculated as if on the Option Date BCC had instead exercised its right under each Lease to extend the Term for a Renewal Term; and

                  (e) On such terms as may be mutually agreed to by and between NHP and BCC, and subject to the requirement that ALL of the Properties in connection with the Transaction be purchased in the event BCC exercises its option under this Section 5, NHP agrees to permit BCC to designate (i) pools of Properties ("POOLS") to be purchased, and (ii) joint venture partners to invest with BCC in such Pools. Each of such Pools shall be subject to the requirements otherwise set forth in this
         Section 5. Anything in this Agreement to the contrary notwithstanding, the provisions of this Section 5 and the rights and obligations contained herein shall automatically expire on June 30, 2027.

         6. DEVELOPMENT FEES AND BUDGETS.

                  (a) Notwithstanding any provisions of the Development Agreements to the contrary, BCC and Developer hereby acknowledge and agree that the aggregate development fees (the "DEVELOPMENT FEES") paid to Developer by NHP with respect to the development of the Properties in connection with the Transaction pursuant to the Development Agreements, shall be a part of NHP's Maximum Investment and shall be limited to six and one-half percent (6.5%) of NHP's Maximum Investment. In the event the aggregate Development Fees paid by NHP and its Affiliates ever exceeds six and one-half percent (6.5%) of NHP's Maximum Investment, Developer hereby agrees to refund the amount of such excess to NHP within ten (10) calendar days of Developer's deemed receipt of written notice from NHP of the fact and amount of such excess (the "REFUND AMOUNT"); provided, further, in the event Developer fails to refund the Refund Amount to NHP within the Refund Period, BCC hereby agrees to reimburse to NHP the Refund Amount, within ten (10) days of BCC's receipt of written notice from NHP of the facts of Developer's failure to refund the Refund Amount, which payment shall directly offset the Refund Amount due from Developer.



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

                  (b) Notwithstanding any provisions of this Agreement or the Development Agreements for any of the Transactions to the contrary, if the Development Advance amount defined in a Development Agreement is greater than the aggregate amounts paid by NHP with respect to all Applications for Payment made by Developer pursuant to such Development Agreement (the "TOTAL FACILITY FUNDINGS"), then any such excess (the "UNDER BUDGET AMOUNT") may be applied, to the extent of such Under Budget Amount, in payment of any Over Budget Application for Payment submitted to NHP or its Affiliate with respect to another Development Agreement. For purposes of this Agreement, the term "OVER BUDGET APPLICATION FOR PAYMENT" shall mean any Application for Payment (as defined in the applicable Development Agreement) which, if paid, would cause the Total Facility Fundings paid pursuant to a Development Agreement to exceed the Development Advance amount defined in such Development Agreement. To determine whether there is an available Under Budget Amount, the Total Facility Fundings may only be calculated following the later of (i) the date on which the Improvements are deemed substantially complete (as determined under the applicable Development Agreement), (ii) the deemed receipt date by NHP or its Affiliate of the Final Application for Payment. For purposes of this Agreement, the term "FINAL APPLICATION FOR PAYMENT" shall mean an Application for Payment identified by the Developer as the final Application for Payment to be submitted by Developer with respect to the applicable Development Agreement. Nothing in this Paragraph 6 shall be construed so as to require NHP and its Affiliates to pay any amount which would cause the aggregate payments made by them (pursuant to this Agreement and the Development Agreements) to exceed NHP's Maximum Investment.

         7. ESTOPPEL CERTIFICATES. All the Properties in connection with the Transactions shall be subject to this Master Agreement. Prior to entering into any Lease or sublease of a Lease (except with respect to any resident agreements), the proposed Tenant under such Lease or sublease must execute an estoppel certificate in the form attached hereto as EXHIBIT "B", acknowledging and agreeing that Tenant's leasehold interest under the applicable Lease is subject to the terms and conditions of this Agreement, and the proposed Manager of any Facility located on the Property which is the subject of such Lease or sublease must execute an estoppel certificate in the form attached hereto as EXHIBIT "C", acknowledging and agreeing that Manager shall comply with and not take any actions which violate the terms and conditions of this Agreement or the applicable Lease.

         8. NOTICE. All notices and demands, certificates, requests, consents, approvals, and other similar instruments under this Agreement shall be in writing and shall be deemed to have been properly given upon actual receipt thereof or within three (3) business days of being placed in the United States certified or registered mail, return receipt requested, postage prepaid (a) if to BCC, a Tenant or the Tenants, or the Developer, addressed to: Balanced Care Corporation, 5021 Louise Drive, Suite 200, Mechanicsburg, PA 17055, Attn:
President, Facsimile No. (717) 796-6150; with a copy to Balanced Care Corporation, 5021 Louise Drive, Suite 200, Mechanicsburg, PA 17055, Attn: Legal Department; with a copy to C&G Healthcare, c/o Cordray & Goodrich, 3306 Sul Ross, Houston, Attn: President and General Counsel, Facsimile No. (713) 630-0017; and with a copy to Kirkpatrick & Lockhart, LLP, 1500 Oliver Building, Pittsburgh, PA 15222, Attn: Steven J. Adelkoff, Facsimile No. (412) 355-6501; or at such other address as BCC, any Tenant, or Developer from time to time may


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

have designated by written notice to NHP, and (b) if to NHP, addressed to Nationwide Health Properties, Inc., 610 Newport Center Drive, Suite 1150, Newport Beach, CA 92660, Attention: President, Fax No. (714) 759-6876 with a copy to Cordray & Goodrich, 3306 Sul Ross, Houston, Texas 77098, Attention:
Howard F. Cordray, Jr., Fax No. (713) 630-0017, or at such address as NHP may from time to time have designated by written notice to Developer. Refusal to accept delivery shall be deemed delivery. If the addressee is not an individual, notice may be made to any officer, general partner or principal of such addressee.

         9. REPRESENTATIONS AND WARRANTIES. BCC, each of the Tenants, and Developer each understands and acknowledges that NHP is relying upon the respective representations of such parties set forth in this Agreement, and that NHP may rely on such party's representations for all purposes, including without limitation all the Transactions, all the Development Agreements, and all the Leases. The Recitals set forth above are hereby incorporated by this reference and made a part of this Agreement. BCC, each of the Tenants, and Developer each hereby acknowledges, represents and warrants that the Recitals are true and correct.

         10. MISCELLANEOUS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document. This Agreement shall be binding upon the successors and permitted assigns of the parties hereto (and the Affiliates of such parties, successors, and permitted assigns). For purposes of the Transactions and this Agreement, the term "NHP" shall include NHP or its Affiliates and any subsequent owner of NHP's or its Affiliate's interest in any of the Leases or Properties, or any assignee of NHP's or its Affiliate's rights under any instruments or agreements memorializing or evidencing the Obligations in connection with the Transactions. This Agreement shall be construed and enforced in accordance with the internal laws of the State of Texas, without regard to the rules governing choice of law. The parties hereto agree that venue for any and all lawsuits related to this Agreement shall be in Harris County, Texas.

         11. NO JOINT VENTURE. The parties to this Agreement do not intend by this Agreement to in any way or for any purpose become partners of each other or in the conduct of any business, joint venturers of each other, or members of a joint enterprise with each other, it being understood and agreed between the parties that each party is and shall be, for all purposes of this Agreement, acting independently of each other and/or as independent contractors.

         12. INCREASES IN NHP'S MAXIMUM INVESTMENT. The parties may in the future mutually agree in writing, by amendment of this Agreement, to (i) increase the number of Properties or Facilities governed by this Agreement (ii) apply any Under Budget Amount to the development of improvements on such additional Properties or Facilities, and/or (iii) increase NHP's Maximum Investment; provided, however, if and when BCC or its Affiliates have received assignment of and/or assumed the rights, duties, and obligations of the Tenants under all the Leases for all the Transactions, then (A) BCC and its Affiliates hereby agree that all similar transactions and/or leases by and between NHP and its Affiliates and BCC and its Affiliates, shall be defined as Transactions and/or Other Leases for purposes of this Agreement and be subject to this Agreement for all purposes, including, without limitation, the cross default and cross renewal provisions set forth herein, and
(B) for purposes of this sentence, Tenants' Owner and such Tenants shall cease to be parties to this Agreement. NHP's Maximum Investment shall not be increased for any reason without the express written consent of NHP, which consent shall be at the sole discretion of NHP, and no application of an Under Budget Amount as contemplated in Paragraph 6(b) above shall constitute a consent to increase NHP's Maximum Investment.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in their names under seal by duly authorized officers, managers or representatives effective as of __________________________, 1998.

                                                     "NHP"

                                                     NATIONWIDE HEATH PROPERTIES, INC.,
                                                     a Maryland corporation


                                                     By: /s/ JOHN J. SHEEHAN, JR. (SEAL)
                                                        --------------------------------
                                                     Name:   John J. Sheehan, Jr.
                                                     Title:  Vice President

                                                     "BCC"

                                                     BALANCED CARE CORPORATION,
                                                     a Delaware corporation

                                                     By: /s/ BRIAN L. BARTH (SEAL)
                                                        --------------------------------
                                                     Name:   Brian L. Barth
                                                     Title:  Chief Development Officer

                                                     "DEVELOPER"

                                                     BCC DEVELOPMENT AND MANAGEMENT CO.,
                                                     a Delaware corporation


                                                     By: /s/ BRIAN L. BARTH (SEAL)
                                                        --------------------------------
                                                     Name:  Brian L. Barth
                                                     Title: Vice President

                                                     "TENANTS"

                                                     C&G HEALTHCARE AT PENSACOLA, L.L.C.,
                                                     a Delaware corporation


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

                                                     By: /s/ KEVIN L. SHERRY (SEAL)
                                                        -------------------------------------
                                                     Name:   Kevin L. Sherry
                                                     Title:  Sole Member and Manager

                                                     C&G HEALTHCARE AT TALLAHASSEE, L.L.C.,
                                                     a Delaware corporation


                                                     By: /s/ KEVIN L. SHERRY (SEAL)
                                                        -------------------------------------
                                                     Name:   Kevin L. Sherry
                                                     Title:  Sole Member and Manager

                                                     C&G HEALTHCARE AT HAGERSTOWN, L.L.C.,
                                                     a Delaware corporation


                                                     By: /s/ KEVIN L. SHERRY (SEAL)
                                                        -------------------------------------
                                                     Name:   Kevin L. Sherry
                                                     Title:  Sole Member and Manager

                                                     C&G HEALTHCARE AT JOHNSON CITY, L.L.C.,
                                                     a Delaware corporation


                                                     By: /s/ KEVIN L. SHERRY (SEAL)
                                                        -------------------------------------
                                                     Name:  Kevin L. Sherry
                                                     Title: Sole Member and Manager

                                                     C&G HEALTHCARE AT TEAY'S VALLEY, L.L.C.,
                                                     a Delaware corporation


                                                     By: /s/ KEVIN L. SHERRY (SEAL)
                                                        -------------------------------------
                                                     Name:  Kevin L. Sherry
                                                     Title: Sole Member and Manager

                                   EXHIBIT "A"
                              SCHEDULE OF PROJECTS


                                                                                  Maximum NHP
     Name of Facility                          Location                           Investment
------------------------------      -------------------------------------       --------------

Outlook Pointe at Johnson City      Mountain View Road, Johnson                 $    4,458,000.00
                                    City, 10th Civil District of
                                    Washington County, Tennessee

Balanced Care, Hagerstown           Professional Court, Hagerstown,             $    4,117,000.00
                                    Washington County, Maryland

Outlook Pointe at Teay's Valley     Outlook Drive, Hurricane,                   $    4,898,000.00
                                    Putnam County, West Virginia

Outlook Pointe at Tallahassee       Fleischman Road, Tallahassee,               $    7,825,000.00
                                    Leon County, Florida

Outlook Pointe at Pensacola         2310 Abbie Lane, Pensacola,                 $    4,602,000.00
                                    Escambia County, Florida                   ------------------



TOTAL:                                                                          $   25,900,000.00
                                                                                =================

                                OMITTED EXHIBITS


     Exhibit B        Tenant Estoppel Certificate

     Exhibit C        Manager Estoppel Certificate